Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Serena Software, Inc. (the “Company”) for the period ending January 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert I. Pender, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

April 30, 2010	/S/ ROBERT I. PENDER, JR.
Robert I. Pender, Jr.
Senior Vice President, Finance And Administration, Chief Financial Officer (Principal Financial And Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Serena Software, Inc. and will be retained by Serena Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-K), irrespective of any general incorporation language contained in such filing.